                                                                      EXHIBIT 21

     The following is a list of the subsidiaries of The Medicines Company, all of which are wholly owned:

     NAME OF SUBSIDIARY                    JURISDICTION OF INCORPORATION OR ORGANIZATION
     ------------------                    ---------------------------------------------
     The Medicines Company Limited         New Zealand

     The Medicines Company UK Limited      England and Wales